GenTek Inc. Agrees to be Acquired by
American Securities LLC for $38.00 Per Share in Cash

PARSIPPANY, N.J., September 28, 2009 — GenTek Inc. (NASDAQ: GETI), a leading provider of specialty inorganic chemical products and valve actuation systems and components for automotive and heavy duty/commercial engines, announced today that it has entered into a definitive agreement to be acquired by ASP GT Acquisition Corp.(ASP), a wholly-owned subsidiary of investment funds managed by American Securities LLC, a private equity firm.

Under the terms of the merger agreement, ASP will commence a tender offer to purchase for cash all of the outstanding shares of GenTek common stock at a price of $38.00 per share. The transaction is valued at $673 million consisting of equity value of approximately $411 million plus the assumption of net debt and similar liabilities of approximately $262 million. The tender offer is expected to commence on or before October 9, 2009 and to expire on the 20th business day from and including the commencement date, unless extended in accordance with the terms of the merger agreement and the applicable rules and regulations of the Securities and Exchange Commission. Following completion of the tender offer, the parties will complete a second-step merger in which any remaining shares of GenTek will be converted into the right to receive the same price per share paid in the tender offer, and GenTek will cease to be a public company. Holders of GenTek’s Tranche C Warrants will have the right to receive a cash payment net of their per share exercise price and $38.00.

William E. Redmond, Jr., GenTek’s President and CEO, said, “Following consideration of a full range of strategic alternatives, we are pleased to have reached this agreement with American Securities which creates substantial value for our stockholders. This transaction represents a premium of 40.7% over GenTek’s closing share price of $27.00 on September 25,2009, the last trading day before the merger agreement was signed. In addition, we believe that the transaction will have a positive outcome for our customers and employees.”

The Board of Directors of GenTek has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, and has resolved to recommend that GenTek’s stockholders tender their shares in connection with the tender offer contemplated by the merger agreement. The closing of the tender offer by ASP is subject to certain conditions, including a minimum tender condition. In addition, upon closing of the tender offer and assuming the minimum tender condition is satisfied, ASP has been granted the option to purchase all authorized but unissued shares from GenTek that would enable ASP to hold one share more than 90% of GenTek’s outstanding common stock.

Moelis & Company is acting as financial advisor to GenTek and has delivered a fairness opinion to the GenTek Board. Latham & Watkins LLP is legal counsel to GenTek.

About GenTek Inc.

GenTek provides specialty inorganic chemical products and valve actuation systems and components for automotive and heavy duty/commercial engines. GenTek operates over 50 manufacturing facilities and technical centers and has approximately 1,100 employees. GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, and heavy equipment, in addition to global energy companies and water treatment facilities. Additional information about the Company is available at www.gentek-global.com.

About American Securities LLC

Headquartered in New York with an office in Shanghai, American Securities is a U.S. middle-market private equity firm that invests in market-leading companies in North America with annual revenues generally ranging between $100 million to $1 billion. Investments are funded from more than $6 billion of committed capital. The firm traces its roots to the family office founded in 1947 by William Rosenwald to invest and manage his share of his family’s Sears, Roebuck & Co. fortune. More information on American Securities can be found at www.american-securities.com.

Important Information about the Tender Offer

The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The planned tender offer described in this press release has not commenced. At the time the planned tender offer is commenced, the American Securities affiliates that entered into the Merger Agreement will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and GenTek will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to GenTek’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

In addition to the offer to purchase, the related letter of transmittal and other tender offer documents, as well as the solicitation/recommendation statement, GenTek files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by GenTek at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. GenTek’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the tender offer or the merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. Additional information regarding risk factors and uncertainties affecting GenTek is detailed from time to time in the GenTek’s filings with the SEC, including, but not limited to, the GenTek’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the GenTek’s website at www.gentek-global.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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For more information, please contact:

GenTek Inc.
Investor/Media Contact:
Thomas B. Testa
973-515-1885
IR@gentek-global.com